EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Northeast Utilities on Form S-3 of our reports dated January 28, 2003 (February 27, 2003, as to Note 8A) (which express an unqualified opinion and include explanatory paragraphs with respect to the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended, effective January 1, 2001, and its adoption in 2002 of Emerging Issues Task Force Issue 02-3, “Accounting for Contracts Involved in Energy Trading and Risk Management Activities” and SFAS No. 142, “Goodwill and Other Intangible Assets”), appearing in and incorporated by reference in the Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE L.L.P.

Hartford, Connecticut

May 14, 2003